EXHIBIT 99.1

RENAVOTIO, INC. TO FOCUS ON US MANUFACTURED AND LANDED PPE PRODUCTS

Tulsa, Ok- (Newsfile Corp. – December 23, 2020) –Renavotio, Inc. (OTCQB: RIII) (“Renavotio,” or the “Company”) today announced that its subsidiary, Renavotio Infratech, Inc. (“RII”), in an effort to focus on domestic or US landed PPE products, decided to cancel the balance its 9.5 million overseas N95 mask order previously announced on October 30, 2020. Securing product overseas, verifying its quality, make, and origin has increasingly becoming problematic and very costly. It has been reported lately that recent shipments of PPE products around the country have turned out to be subpar and in some cases counterfeit.

Further investigation revealed that some of the proposed products that RII planned to purchase may have been tainted; as such, RII never took possession of the 9.5 Million N95 mask product balance and notified the distributor of its concerns as to product authenticity. Until such time as an in-country source of product can be secured or products from a manufacture designated distributor, the Company decided to work more closely with certified inspection services and only direct manufacturer and/or product certified distributors on future N95 mask sales. RII has redirected its sales efforts to US made or landed PPE products currently available.

“We are now focusing on US made and/ or products being delivered by factory authorized distributors to the US. This will allow Renavotio Infratech to physically inspect the origins, quality and quantity to minimize any future risks. We are already focused on additional PPE transactions that will continue our forward progress into 2021,” said Billy Robinson, CEO of Renavotio, Inc.

RENAVOTIO, INC.

Renavotio’s business focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. www.renavotio.com

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, capital markets, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact :
Renavotio, Inc.

Utility Management Corp.

601 South Boulder Ave.

Suite 600

Tulsa, OK 74119
Email Contact : brobinson@renavotio.com
Telephone : 1-888-928-1312

Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: lisa@skylineccg.com

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